UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                               FORM 8-K/A-1
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event
  reported):                                 November 29, 1994

                           MAGMA COPPER COMPANY
 -----------------------------------------------------------------
          (Exact name of registrant as specified in its charter)



       Delaware                     1-10122         86-0219794
 -----------------------------------------------------------------
(State or other jurisdiction      (Commission    (IRS Employer
 of incorporation)                File Number)   Identification
                                                 Number)


7400 North Oracle Road, Suite 200, Tucson, Arizona       85704
- -----------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(602) 575-5600



                              Not Applicable
- -----------------------------------------------------------------
  (Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits

(a)  1.   Financial Statements of Empresa Minera Especial Tintaya
          S.A.

     Report of Independent Accountants

     Balance Sheet at December 31, 1993

     Statement of Income for the year ended December 31, 1993

     Statement of Changes in Stockholders' Equity for the year ended December 31, 1993

     Statement of Cash Flows for the year ended December 31, 1993

     Notes to the Financial Statements

     Statement of Income for the nine months ended September 30, 1993 (Unaudited)

     Statement of Cash Flows for the nine months ended September
     30, 1993 (Unaudited)

     Balance Sheet at September 30, 1994 (Unaudited)

     Statement of Income for the nine months ended September 30, 1994 (Unaudited)

     Statement of Changes in Stockholders' Equity for nine months ended September 30, 1994 (Unaudited)

     Statement of Cash Flows for nine months ended September 30, 1994 (Unaudited)

     Notes to Unaudited Financial Statements

     Presentation of Significant Differences Between Peruvian and United States Generally Accepted Accounting Principles, as of and for the year ended December 31, 1993 and nine months ended September 30, 1994 and Statement of Income for the nine months ended September 30, 1993

(b)  1.   Pro Forma Financial Statements for Magma Copper Company
          and Subsidiaries

     Pro Forma Consolidated Balance Sheet at September 30, 1994
     (Unaudited)

     Pro Forma Consolidated Statement of Income for the year ended December 31, 1993 (Unaudited)

     Pro Forma Consolidated Statement of Income for the nine months ended September 30, 1994 (Unaudited)

     Notes to Unaudited Pro Forma Consolidated Financial Statements

(c)  1.   Exhibits.

          10.1 Tax Stability Agreement
          10.2 Judicial Stability Agreement With the Consortium
               Magma Copper Company - Global Magma Ltd.
          10.3 Judicial Stability Agreement With Empresa Minera
               Especial Tintaya S.A.

       EMPRESA MINERA ESPECIAL TINTAYA S.A.


       FINANCIAL STATEMENTS
       DECEMBER 31, 1993
       REPORT OF INDEPENDENT ACCOUNTANTS

       April 5, 1994

       To the Stockholders and Directors
       Empresa Minera Especial Tintaya S.A.

       1. We have examined the balance sheet of Empresa Minera Especial Tintaya S.A. as of December 31, 1993, and the related statements of income, of changes in stockholders' equity and of cash flows for the year then ended, as expressed in new Peruvian soles. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       2. We conducted our audit in accordance with auditing standards generally accepted in Peru, which are substantially the same as those followed in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
                An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       3. The restatement of these financial statements to reflect changes of the purchasing power of the new Peruvian sol, as explained in Note 3, is generally accepted in Peru. Although accounting principles generally accepted in the United States of America do not address financial reporting as a separate entity in local currency financial statements of a company in a highly inflationary country, under the severe and prolonged inflationary conditions that prevailed in Peru we regard the recording of these price-level values as appropriate.

       4. In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Empresa Minera Especial Tintaya S.A. at December 31, 1993 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in Peru.

       5. As described in Note 2 to the financial Statements, the Comision Especial de Privatization (CEPRI) of Empresa Minera Especial Tintaya S.A. requested from the
                Comision   de   Promocion  de la Inversion Privada
                (COPRI)an integral solution to the outstanding receivables and debts and contingencies that the Company maintains with Government entities and the Bank Syndicate referred to in Note 10. As of the date of this report the issue of the corresponding legal disposition for the afore-mentioned solution is still pending. In the event that the integral solution is accepted as requested, the Government would capitalize its outstanding debt, net of the other obligations and the Company would give as definitive payment its cash position as of the date of the agreement.

       6. As presented in Note 9, the Company has incurred significant pre-operating costs which, in accordance with the estimates and projections of management, will be recovered from future operations.

       7. Accounting principles generally accepted in Peru vary in certain significant aspects from principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected the determination of results of operations for the year ended December 31, 1993 and total stockholders' equity at December 31, 1993 to the extent summarized in Note 19 to the financial statements.

       8. The U.S. dollar amounts are presented solely for the convenience of the reader and in our opinion have been translated in accordance with the basis described in
                Note 3-g. This translation should not be construed as representing that the new Peruvian Sol amounts actually represent or have been, or could be, converted into U.S. dollars.



                                                Price Waterhouse

                      EMPRESA MINERA ESPECIAL TINTAYA S.A.
                    BALANCE SHEET (Notes 1, 2, 3, 4, and 19)
                              AT DECEMBER 31, 1993


ASSETS

CURRENT ASSETS                              S/.                US$

Cash and banks (Note 5)                 103,259,416         47,805,285
                                        -----------         ----------
Trade accounts receivable (Note 6)       12,708,108          5,883,383

Other accounts receivable:

Loans to personnel(Note 6)                  267,075            123,646

Advances to suppliers                        66,156             30,628

Third party loans                         1,223,520            566,444

Miscellaneous (Note 6)                    4,023,868          1,862,902
                                        -----------        -----------
                                         18,288,727          8,467,003
                                        -----------        -----------
Inventories (Note 7)                     47,948,333         22,198,302
                                        -----------        -----------
Prepaid expenses                          5,061,270          2,343,181
                                        -----------        -----------
Total current assets                    174,557,746         80,813,771
                                        -----------        -----------

INVESTMENTS                                 216,077            100,036
                                        -----------        -----------

PROPERTY, PLANT AND
  EQUIPMENT (Note 8)                    143,390,663         66,384,566
                                        -----------        -----------
INTANGIBLES (Note 9)                     51,402,089         23,797,263
                                        -----------        -----------
                                        369,566,575        171,095,636
                                        ===========        ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                               S/.                US$
                                           ---------           ---------
CURRENT LIABILITIES
Bank overdrafts                               50,425              23,345
Trade accounts payable                     7,999,180           3,703,324
Other accounts payable:
Taxes                                      4,727,569           2,188,689
Salaries and wages                         2,396,958           1,109,703
Interest                                   3,670,173           1,699,154
Miscellaneous                              8,808,442           4,077,982
Current portion of provision for
  severance indemnities                      188,224              87,141
Current portion of long-term debt
  (Note 10)                               28,829,635          13,347,053
Other provisions                           1,029,183             476,474
                                         -----------         -----------
Total current liabilities                 57,699,789          26,712,865
                                         -----------         -----------

LONG-TERM DEBT (Note 10)                 192,197,565          88,980,354
                                         -----------         -----------
PROVISIONS FOR SEVERANCE INDEMNITIES         955,068             442,161
                                         -----------         -----------

STOCKHOLDERS' EQUITY (Notes 10,
  11 and 12)
Capital                                  431,352,337         199,700,156
Capital surplus                            2,220,401           1,027,963
Accumulated deficit                     (314,858,585)       (145,767,863)
                                        ------------        ------------
                                         118,714,153          54,960,256
                                        ------------        ------------

TAX SITUATION (Note 14)

CONTINGENCIES (Note 15)

STATISTICAL DATA (UNAUDITED)
(Note 16)

OTHER MATTERS (Note 17)

SUBSEQUENT EVENTS (Note 18)             ------------        ------------
                                         369,566,575         171,095,636
                                        ============        ============

                      EMPRESA MINERA ESPECIAL TINTAYA S.A.
               STATEMENT OF INCOME (Notes 1, 2, 3, 4, 14 and 19)
                      FOR THE YEAR ENDED DECEMBER 31, 1993


                                            S/.                US$

Net sales                               151,403,358          70,094,147
Cost of sales                           (92,754,474)        (42,941,886)
                                        -----------          ----------
                                         58,648,884          27,152,261
                                        -----------          ----------
Selling expenses                        (13,497,555)         (6,248,868)
Administrative expenses                 (14,262,314)         (6,602,923)
Amortization of intangibles             (20,235,910)         (9,368,477)
                                        -----------          -----------
                                        (47,995,779)        (22,220,268)
                                        -----------          -----------
Operating income                         10,653,105           4,931,993
                                        -----------          -----------
Other (expenses) income:
Financial expenses, net                  (4,365,023)         (2,020,844)
Miscellaneous, net                         (239,501)           (110,880)
Provision for loss in market value of
  property, plant and equipment          (3,727,199)         (1,725,518)
Result of exposure to inflation
  (Note 13)                               5,168,622           2,392,880
                                        -----------          ----------
                                         (3,163,021)         (1,464,362)
                                        -----------          ----------
Net income for the year                   7,490,084           3,467,631
                                        ===========         ===========












          The accompanying notes are part of the financial statements.

                     EMPRESA MINERAL ESPECIAL TINTAYA S.A.

     STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (Notes 10, 11, 12 and 19
                      FOR THE YEAR ENDED DECEMBER 31, 1993


                                             Labor          Capital
                              Capital        Shares         Surplus
                              -------        ------         -------
                              S/.            S./            S/.

Balances at
  January 1, 1993           431,352,337      865,110      2,220,401
Other                                --           --             --
Transfer to
  accounts payable                   --     (865,110)            --
Net profit for
  the year                           --           --             --
                            -----------     --------      ---------
Balances at
  December 31, 1993         431,352,337           --      2,220,401
                            ===========     ========      =========




                                            Labor         Capital
                            Capital         Shares        Surplus
                            -------         ------        -------
                            US$             US$           US$


Balances at
  January 1, 1993           199,700,156      400,514      1,027,963
Other                                --           --             --
Transfer to
  accounts payable                   --     (400,514)            --
Net profit for
  the year                            --          --             --
                            -----------     --------      ---------
Balances at
  December 31, 1993         199,700,156           --      1,027,963
                            ===========     ========      =========




          The accompanying notes are part of the financial statements.




                     EMPRESA MINERAL ESPECIAL TINTAYA S.A.

    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (Notes 10, 11, 12 and 19
                      FOR THE YEAR ENDED DECEMBER 31, 1993




                                       Accumulated
                                       Deficit            Total
                                       ------------       -----------
                                       S/.                S/.

Balances at
  January 1, 1993                      (322,308,273)      112,129,575
Other                                       (40,396)          (40,396)
Transfer to
  accounts payable                               --          (865,110)
Net profit for
  the year                                7,490,084         7,490,084
                                       ------------       -----------
Balances at
  December 31, 1993                    (314,858,585)      118,714,153
                                       ============       ===========



                                       Accumulated
                                       Deficit            Total
                                       -----------        -----
                                       US$                US$


Balances at
  January 1, 1993                      (149,216,793)       51,911,840
Other                                       (18,701)          (18,701)
Transfer to
  accounts payable                               --          (400,514)
Net profit for
  the year                                3,467,631         3,467,631
                                       ------------       -----------
Balances at
  December 31, 1993                    (145,767,863)       54,960,256
                                       ============       ===========



          The accompanying notes are part of the financial statements.






                      EMPRESA MINERA ESPECIAL TINTAYA S.A.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                           S/.            US$

CASH FLOWS FROM OPERATING ACTIVITIES
Collection from clients                    177,648,548    $82,244,698
Other collections related to operating
  activities                                 9,472,571      4,385,450
Payments to vendors                        (71,068,899)   (32,902,268)
Payments of taxes                          (15,669,859)    (7,254,564)
Payments of salaries and wages             (21,304,012)    (9,862,969)
Other payments related to operating
  activities                               (12,173,284)    (5,635,780)
                                           -----------     ----------
Net cash provided by operating activities   66,905,065     30,974,567
                                           -----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of plant and equipment      153,835         71,220
Payment for acquisition of plant and
  equipment                                 (1,718,387)      (795,550)
Payment related to exploration costs        (5,170,849)    (2,393,911)
                                           -----------     ----------
Net cash used in investing activities       (6,735,401)    (3,118,241)
                                           -----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Reduction of bank overdrafts                   (36,976)       (17,119)
Payment of long-term debt                   (9,898,263)    (4,582,529)
                                           -----------     ----------
Net cash used in financing activities       (9,935,239)    (4,599,648)
                                           -----------     ----------
Increase in cash and cash equivalents       50,234,425     23,256,678
Balance of cash and cash equivalents
  at the beginning of the year              53,024,991     24,548,607
                                           -----------     ----------
Balance of cash and cash equivalents at
  the end of the year                      103,259,416     47,805,285
                                           -----------     ----------
RECONCILIATION OF NET INCOME WITH CASH
PROVIDED BY OPERATING ACTIVITIES
Net income for the year                      7,490,084      3,467,631
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation                            34,198,836     15,832,794
    Amortization of intangibles             20,235,910      9,368,477
    Provision for employees' severance
      indemnities                              761,944        352,752
    Gain from sale of plant and equipment      (49,802)       (23,056)
    Provision for loss in market value of
      property, plant and equipment          3,727,119      1,725,518
    Miscellaneous                              543,675        251,701
    Result for exposure to inflation of
      cash and cash equivalents             (3,901,522)    (1,806,260)
    Increase (decrease) in operating
      resources by net changes in assets
      and liabilities:
        Accounts receivable                  9,451,682      4,375,779
        Inventories                         (1,991,921)      (922,186)
        Prepaid expenses                       466,608        216,022
        Trade accounts payable               5,128,086      2,374,114
        Other accounts payable              (9,155,634)    (4,238,719)
                                           -----------     ----------

Net cash provided by operating activities   66,905,065    $30,974,567
                                           ===========     ==========


         The accompanying notes are part of the financial information.


EMPRESA MINERA ESPECIAL TINTAYA S.A.


NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 1993


1    OPERATIONS

Empresa Minera Especial Tintaya S.A., owned by three state-owned agencies, was incorporated on May 2, 1980 as Empresa Minera Asociada Tintaya S.A. (EMATINSA). In order to comply with Decree Law 109, General Mining Law, on August 26, 1981 EMATINSA was transformed into Empresa Minera Especial Tintaya S.A. through Supreme Decree 023-81-EM-VH.

The Company's operations are related to the exploration of ore deposits and production of copper concentrates in deposits located in the province of Espinar in Cusco.

The Company activities are regulated by the Government Business Activity Law, its Organic law and the Mining and General Business laws in everything that is not related to the Government Business Activity Law. The Company is supervised by the Corporacion Nacional de Desarrollo - CONADE and the Contraloria General de la Republica.

2    PRIVATIZATION PROCESS

On September 25, 1991, the Government issued Legislative Decree 674 "Ley de Promocion de la Inversion Privada en las Empresas del Estado", which regulates, inter-alia, the mechanism to promote investments and creates the Comision de Promocion de la Inversion Privada (COPRI), which is in charge of designing and managing the process.

On February 13, 1993 the Government included the Company under the regulations of Decree Law 674, and appointed a special privatization commission (CEPRI) for this purpose.

On December 28, 1993, CEPRI - TINTAYA requested from COPRI an agreement with the Public sector for an integral solution of the liabilities, debts and claims against TINTAYA, in order to facilitate the privatization process.

The support of the COPRI has been requested in order to:
- -   Reconcile balances and define the contingencies pending between TINTAYA and other Government entities (Note 15).

- -   Obtain the acceptance by the Bank Syndicate of the assumption by the
    Peruvian Government of the Company's outstanding debt (Notes 10 and 15).

- -   Obtain the issuance of a Supreme Decree by which the Peruvian Government will assume the Company's debt including the tax contingencies in exchange for approximately US$62,000,000 which will comprise of cash and other Government debt to be obtained at the date of issuance of the above-mentioned Supreme Decree.

3   SIGNIFICANT ACCOUNTING POLICIES

The most significant accounting policies used in the preparation of the financial statements are as follows:

a) Generally accepted accounting principles in Peru require the restatement of the financial statements to reflect the changes in the purchasing power of the Peruvian currency. The methodology for the restatement of the financial statements corresponds substantially to that approved by Resolutions 2 and 3 of the Consejo Normativo de Contabilidad, as follows:

    i) The adjusted balances correspond to the historical values that have been restated to express them in currency of the year-end purchasing power, by applying the coefficients obtained from the Wholesale Price Index (index issued by the Instituto Nacional de Estadistica e Informatica - INEI).

    ii) Non-monetary items, such as inventories, property, plant and equipment, intangibles and stockholders' equity, have been restated applying the index from the date of origin of the component parts. In all applicable cases, the lower of cost or market value criteria has been maintained.

         Profit and loss accounts, except for depreciation of property, plant and equipment, amortization of intangibles and cost of sales, which were determined on the adjusted value of the corresponding assets, have been adjusted by applying to the monthly historical balances the indexes corresponding to such months.

         The January 1, 1993 balance of the Statement of Stockholders' Equity have been restated in the currency of December 31, 1993 by applying the corresponding inflation rate of the year as described in note 3 a)ii). In the case of the capital account, the Company has to issue shares in order to support this restatement.

    iii) Monetary items have not been adjusted because their balances at historical values correspond to the purchasing power of the currency at the end of the year.

    iv) Non-monetary items in foreign currency have been previously translated into Peruvian currency at the year-end exchange rate.

b) Sales of minerals and their corresponding costs are included in income when realized.

c) Depreciation is calculated consistently using the straight-line method over the estimated useful lives (Note 8). Maintenance and repair expenses are charged to production costs as incurred and improvements and betterments are capitalized. The cost and related accumulated depreciation of assets sold or retired are eliminated from the respective accounts and the resulting gains or losses are included in the year's income. The provision for loss in market value resulted from the comparison, on an individual basis, of the restated cost of the assets with values determined by the technical appraisals performed by independent appraisers.

d) Intangibles (including concessions and mineral rights, exploration and development cost, feasibility studies and, pre-operating cost) are included in other assets when incurred and are amortized on a straight-line basis over a ten year period from the time they begin to generate benefits for the Company.

e) Employees' severance indemnities are accounted for on an accrual basis. The amount accrued represents the amount owed to employees assuming their termination is as of the date of the financial statements, net of advances and deposits made, which are considered as definitive payments to the employees. According to current legislation, these payments are deposited in restricted savings accounts in financial institutions or are maintained within the Company and will be available to the employees at the date of their termination.

f) For the purpose of the preparation of the statement of cash flows, deposits in banks and dollar bank certificates with maturity of three months or less are considered as cash equivalents.

g) The financial statement amounts expressed in new Peruvian soles have been translated into U.S. dollars for the convenience of the reader at the year-end exchange rate of S/.2.16 per US$1.

4   BALANCES IN FOREIGN CURRENCY

The balances in foreign currency at December 31, 1993 comprise the following:

                                      US$

Assets                             56,397,067
Liabilities                      (107,322,980)
                                  -----------
Net liabilities                  ( 50,925,913)
                                  ===========

5.    CASH AND BANKS

The balance at December 31, 1993 includes US$230,506 of restricted bank accounts in connection with letters of credit opened for importations. In addition, this caption includes US$36,314,000 related to U.S. dollar bank certificates.

6.    PROVISION FOR DOUBTFUL ACCOUNTS

As of December 31, 1993 the balances of accounts receivable and other accounts receivable are presented net of the following provisions for doubtful accounts:

                                    S/.            US$

Trade accounts receivable          389,733       180,432
Loans to personnel                 117,294        54,303
Miscellaneous                    3,222,850     1,492,060
                                 ---------     ---------
                                 3,729,877     1,726,795
                                 =========     =========

7.   INVENTORIES

At December 31, 1993 comprise:

                                       S/.         US$

Copper concentrates               16,383,590    7,584,995
Copper sulphide                    5,822,047    2,695,392
Supplies                          17,569,913    8,134,219
In transit                         8,121,668    3,760,031
Merchandise                           51,115       23,665
                                  ----------   ----------
                                  47,948,333   22,198,302
                                  ==========   ==========

In accordance with an appraisal performed by independent appraisers in U.S. dollars, the net realizable value of supplies is approximately US$28,000,000.


In accordance with a study performed by the Company as of December 31, 1993 there are slow-moving materials and supplies recorded in the aggregate amount of S/.7,254,287 (equivalent to US$3,358,466). The market value in accordance with an appraisal performed by independent appraisers is in excess of the carrying amount of these items.

8.    PROPERTY, PLANT AND EQUIPMENT

At December 31, 1993 the balance comprises:


                                   Accumulated
                       Cost        depreciation  Net value     Net value
                       ----        ----------    ----------    ----------
                       S/.         S/.           S/.           US$

Land                    653,004            -        653,004       302,317
Buildings and
other facilities    201,844,829    68,132,566   133,712,263    61,903,825
Machinery and
equipment           241,233,908   176,490,169    64,743,739    29,973,953
Vehicles             11,205,819     7,777,782     3,428,037     1,587,054
Furniture and
fixtures              7,501,617     3,444,837     4,056,780     1,878,139
Equipment            12,303,673     7,850,832     4,452,841     2,061,500
In transit            5,769,821             -     5,769,821     2,671,213
Work in
  progress            1,210,338             -     1,210,338       560,342
                    -----------    ----------   -----------   -----------
                    481,723,009   263,696,186   218,026,823   100,938,344
Provision for loss
in market value              -     74,636,160   (74,636,160)  (34,553,778)
                    -----------   -----------    -----------  -----------
                    481,723,009   338,332,346   143,390,663    66,384,565
                    ===========   ===========   ===========   ===========

According to an appraisal made by independent appraisers in U.S. dollars the market value of fixed assets at December 31, 1992 was approximately US$100,000,000. The provision for loss in market value referred to above relates to building and other facilities (S/.70,667,236 and US$32,716,313) and vehicles, furniture and equipment (S/.3,968,924 and US$1,837,465). In addition, in the opinion of these appraisers the amount of current investment required to build and furnish a plant of similar characteristics, maintaining the current operating capacity, could be less than US$100,000,000.

The annual depreciation rates utilized by the Company are as follows: buildings and other facilities 5%, machinery and equipment 7% and 10%, vehicles 10%, furniture and fixtures 5% and 7% and equipment 7%.

9    INTANGIBLES

At December 31, 1993 this caption comprises:

                                    Accumulated
                       Intangibles  amortization  Net value    Net value
                       -----------  ------------  ---------    ---------
                       S/.          S/.           S/.          US$
Concessions and
mineral rights          55,189,542   55,124,721       64,822       30,010
Exploration and
development costs       52,401,620   42,619,597    9,782,023    4,529,714
Feasibility studies     20,091,544   18,541,854    1,549,690      717,449
Pre-operating costs    590,583,374  550,577,819   40,005,555   18,521,090
Accounting software        233,133      233,133            -         -
                       -----------  -----------   ----------   ----------
                       718,499,213  667,097,124   51,402,089   23,797,263
                       ===========  ===========   ==========   ==========

Currently, the Company is requesting the transfer of certain mining concessions free of payment from Minero Peru. The transfer is expected to be completed during 1994.

10          LONG-TERM DEBT

Outstanding balances, all denominated in U.S. dollars, as of December 31, 1993 are as follows:

                                   S/.             US$

Long-term debt                     192,197,565     88,980,354
Current portion of
long-term debt                      28,829,635     13,347,053
                                   -----------    -----------
                                   221,027,200    102,327,407
                                   ===========    ===========

The debt relates to loans received from the Export Development Corporation of Canada and a bank syndicate represented by the Toronto Dominion International Bank, Ltd. and bears annual interest of 3%. Principal and interest are payable in semi-annual installments of US$4,449,018 with maturity in the year 2004. This debt, incurred between 1980 and 1985, is guaranteed by the Peruvian Government. As a result of the financial position of Peru and of the Company, the Government, through Supreme Decree No.061-81-EF as of June, 1989, authorized the Ministry of Economy and Finance to sign a contract with the Company under which outstanding debt of US$225,000,000 at December 15, 1988 was assumed by the State as follows: US$92,000,000 was capitalized with the Company undertaking to re-acquire the shares over a term of 7 years (Note 12-a) and the balance of approximately US$ 133,000,000 was to be repaid in semi-annual installments with due dates until December 15, 2003 and bearing an annual interest of 3%.

On February 28, 1994 the Direccion General de Credito Publico, the Corporacion Nacional de Desarrollo and TINTAYA agreed to modify the above described contract.

Main modifications are:

- -    Capitalized debt reduced from US$92 to US$82.4 million.
- -    Rescheduled debt reduced from US$133.6 to US$129 million
- -    The maturity date extended to December 15, 2004.

As from 1989 the Company has amortized US$31,302,018 of the re-financed debt, expended US$9,575,350 for repurchase of shares as well as US$16,820,228 of interest. Additionally, from 1987 to 1989 the Company made payments of US$44,686,712 and US$7,735,491 corresponding to capital and interest, respectively. These amounts have been deposited in a special account of the Banco de la Nacion.

In order to facilitate an integral solution to the liabilities and debts of TINTAYA with other Government entities, the Company's Board of Directors agreed to suspend the payment of the second installment due on December 15, 1993.

11   MINING LAW

a) In October 1991 Legislative Decree No.677 was issued, establishing a new basis to calculate the workers' participation as from 1992. The most significant aspects of this legislation are as follows:

            i) The workers' participation in the Company's earnings will be 8% of taxable income. This participation is deductible for income tax purposes.

            ii) Workers will participate in the administration of the Company through special committees aimed to increase production and productivity. The workers will no longer have a representation on the Board of Directors and the mining communities can be voluntarily dissolved.

            iii) In the event of a capital increase through a public stock offering, the Company should offer to the workers a preferential option to purchase at least 10% of the capital increase.

b)   In May 1993 the Government issued Supreme Decree 016-93-EM regulating
     Article 15 of the General Mining Law in connection with environmental protection as a consequence of mining activities. In accordance with this legislation, mining companies should present to the Ministerio de Energia y Minas an annual report that should include detailed information about air pollution and spills of tailings. In addition, mining companies should prepare an environmental management program - PAMA in order to reduce the levels of environmental pollution. This report should be signed by an environmental auditor. Management considers that this program is in compliance with environmental legislation.


12   STOCKHOLDERS' EQUITY

a)   Capital

The authorized and subscribed capital stock at December 31, 1993 is represented by 1,409,499 common shares of 250 intis each (one new Peruvian sol equals one million intis).

As of December 31, 1993 the Company has not yet issued 1,724,000 shares related to the capital restatements for the years 1990 to 1993 in new Peruvian soles. (See note 3a)ii)). In accordance with current legislation, the issuance of these shares is not considered as dividends and is exempt from income taxes. The issuance of shares does not have an impact on stockholders' equity or the Company's operations.

On June 30, 1989 the Company capitalized US$92,000,000 related to the Company's debt assumed by the Peruvian Government (Note 10). In 1990 the Company repurchased shares amounting to US$9,575,350, thus, according to the modification included in the contract suscribed with the Peruvian Government in 1994, the new capitalized debt amounts to US$82,424,650. No shares were repurchased during 1993.

b) Capital surplus

In 1992 the Peruvian Government made capital contributions in accordance with Supreme Decree 107-91-EF through the capitalization of 60% of selective sales taxes related to the purchase of oil and gas. In 1993 this legal disposition was revoked.

c)  Accumulated deficit

         i) In accordance with the Article 11 of the Legislative Decree 627 the difference between the restated accumulated losses at December 31, 1991 and the corresponding retained earnings at historical values may be off set with the adjustment resulting from the restatement of common shares and labor shares.

         ii) In accordance with clause 7 of the contract subscribed with the Peruvian Government, dividends from shares related to the capitalization of debt of US$92,000,000 should only be used in the repurchase of stock. In addition, earnings related to the other shares should be capitalized until the repurchase of shares is completed (Note 10).

13  RESULT OF EXPOSURE TO INFLATION

At December 31, 1993, the monetary position comprised:





                                          S/.             US$

Monetary assets                           126,609,413      58,615,469
Monetary liabilities                      250,852,422     116,135,381
                                         ------------     -----------
Net position against inflation           (124,243,009)    (57,519,912)
                                         ============     ===========

The result of exposure to inflation arose from the net monetary position at the beginning of the year and for the changes in such position for those financial transactions which affect it, as follows:


                                            S/.             US$

Initial monetary position                   (180,796,399)   (83,702,037)
                                            ------------    -----------
Items that generated a  decrease in the
monetary position
Operations
Net income for the year, net of
result to exposure to inflation                2,321,462      1,074,751
Depreciation                                  34,198,836     15,832,794
Amortization of intangibles                   20,235,910      9,368,477
Provision for loss in market value of
property, plant and equipment                  3,727,119      1,725,518
                                            ------------    -----------
Total operations                              60,483,327     28,001,540

Adquisition of machinery and
equipment, net                                (1,718,387)      (795,549)
Increase of intangibles                       (5,170,849)    (2,393,911)
Decrease of inventories                       (1,991,921)      (922,186)
Others                                          (217,402)      (100,649)
                                            ------------    -----------
                                              51,384,768     23,789,245

Result of exposure to inflation                5,168,622      2,392,880
                                            ------------    -----------
Ending monetary position                    (124,243,009)   (57,519,912)
                                            ============    ===========

14   TAX SITUATION

a) On December 28, 1984 the Company subscribed to a tax stability contract with the Peruvian Government which provides benefits in order to encourage the recoverability of the investment in deposits of Tintaya. The contract is effective from 1986 until the date the Company recovers the amount of the investment (sub-clause 7.4).

     In accordance with the terms of the contract a special tax regime for the Company was established as follows:

     i) Reduction in one-third of the amount of the annual income tax payable. The contract provides the Company with an additional period (sub-clause 8.6) after the date when the Company recovers the amount invested.

     ii) Exemption from equity taxes in accordance with Article 29 of Law 24030.

     iii) Continued application of the tax legislation and rates effective as of December 28, 1984.

     iv) Possibility to apply a global depreciation rate of 20% on property, plant and equipment without prior approval from the tax authorities.

     v) No restrictions on sales abroad and on the corresponding foreign currency obtained from such sales; however, the Company should previously sell its production locally in order to satisfy local demand.

     vi) Possibility of maintaining accounting records in U.S. dollars for tax purposes. At present, the Company maintains separate accounting records in U.S. dollars and in new Peruvian soles.

b) The Company is not liable for income tax due to an accrued taxable loss which was determined following the regulations established at December 28, 1984. Such loss amounts to US$1,822,680 and will be deductible from net taxable income generated for the next four years as from 1993.

            Because the Company does not have taxable income, it was not obliged to pay participations to its workers.

c) The years 1990 to 1993 are open to examination by the tax authorities. Management considers that no significant liabilities will arise from these reviews. The years 1987 to 1989 have been reviewed by the tax authorities. Possible final assessments in this respect are still pending.

d) In 1992 the Company filed for the "Beneficio Especial de Regularizacion Tributaria" (BERT) in order to regularize income tax payments for the years 1989, 1990 and 1992.

15   CONTINGENCIES

a) In 1990 the Export Development Corporation of Canada, the Bank of Nova Scotia and eighteen banks filed a claim for the non-payment of loans. The claims are related to the payment of US$148,091,851 and US$185,091,884, respectively, and the corresponding interest. In accordance with the agreement signed with the Club of Paris, a group comprising major creditors of Peru, on September 17, 1991, the Peruvian Government renegotiated the debt with the Export Development Corporation. Negotiations between the Peruvian Government and the commercial banks are currently in process. Management considers that no significant liabilities will arise as a consequence of these lawsuits, because of the agreement with the Government as explained in Note 10.

b) As of December 31, 1993 the Company received additional tax assessments for approximately US$26,388,000 related to unpaid additional sales taxes during 1987 and 1989. According to the tax stability contract suscribed with the Peruvian Government mentioned in Note 13, the Company is exempted from this additional tax, and the assessments are considered invalid. Additionally, as explained in Note 2, these contingencies will be included in the debt reconciliation process which is being negotiated with the Peruvian Government.

16   STATISTICAL DATA (UNAUDITED)

a)   Reserves

The Company's probable and proven reserves, in thousands of metric tons at December 31, 1993 are as follows:

                                           Reserve (MT)     Mineral grade
                                           -----------      ------------

Open pit                                   13,830,465            2.04
Underground extension
of current open pit                         2,894,458            1.75
Chabuca                                     3,445,050            1.97
Chabuca Norte                                 677,451            1.70
Chabuca Sur                                 9,540,270            1.82

These reserves will permit the exploitation of the reserves for eleven more years as from 1993. Additionally, Chabuca Este has probable and proven reserves of 24,567,555 MT, with 1.98% mineral grade and Coroccohuayco has reserves of 25,924,380 MT, with 2.10% mineral grade.

b)  Production

The mineral output and concentrate production, in thousands of metric tons, for the year ended December 31, 1993 is as follows:

Production of                                MT           Mineral grade
- --------------                             -----         --------------
Sulphur                                    2,870             1.99
Copper concentrate                           158            31.62
Fine copper                                   50           100.00

17.   OTHER MATTERS

a) In accordance with clause 10.2 of the original Contract of Financial Restructuring, TINTAYA is prevented from merging or consolidating with another entity or selling, transfering or passing in whatever fashion its properties. The CEPRI is taking steps to obtain the necessary legal dispositions to remove this clause.

b) In December 1993, it was agreed to constitute the Empresa de Generacion Electrica del Sur S.A. - EGESSA with the only shareholder being TINTAYA in order to develop the generation of electricity. In January 1994, the Thermoelectric Plant of TINTAYA was transferred to EGESSA at its market value of US$13,550,000 which approximates to its carrying amount.

18.  SUBSEQUENT EVENTS

a) On February 4, 1994, the General Administration of Mining approved a reinvestment program under which the Company could reinvest
     US$7,220,000 to maximize its operations. In accordance with the current tax stability contract, TINTAYA can appropriate 40% of income before tax to such reinvestments which are tax deductible.

b) On March 18, 1994, Supreme Decree 016-94-PCM was issued authorizing TINTAYA to carry out a downsizing program to terminate its personnel.

19. SIGNIFICANT DIFFERENCES BETWEEN PERUVIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The financial statements of the Company are presented on the basis of accounting principles generally accepted in Peru (Peruvian GAAP) and have been expressed into U.S. dollars in accordance with the basis described in
Note 3-g). Peruvian GAAP are in general terms similar to the accounting principles generally accepted in the United States (US GAAP). However, there are areas in which Peruvian accounting standards and practices differ from the requirements of US GAAP and Magma Copper Company s accounting policies.

Significant differences between Peruvian GAAP and US GAAP are as follow:

a)   Recognition of the effects of inflation on financial information

The reconciliation to US GAAP shown below does not include the reversal of the adjustment to the financial statements for the effects of inflation required under Peruvian GAAP, because the application of inflation accounting represents a comprehensive measure of the effects of price level changes in the hyperinflationary Peruvian economy and, as such is considered a more meaningful presentation than historical cost-based financial reporting for both Peruvian and US accounting purposes.

b)   Mineral exploration costs

Following Peruvian GAAP, the Company exploration and development costs of new deposits are capitalized and amortized over a ten year period as from the date they begin to generate benefits to the Company. US GAAP require these costs to be charged to expense when incurred unless feasibility is proven.
In addition, amortization under US GAAP is based on units of production.

c) Accounting for the lower of cost or market value of materials and supplies inventory

In accordance with Peruvian GAAP the Company performed the comparison for the lower of cost or market value of materials and supplies on an aggregate basis. US GAAP requires that the rule of cost or market, whichever is lower, should be applied directly to each item or to the total components of each major category.

d)   Maintenance and repair expenses

In accordance with Peruvian GAAP, significant maintenance and repair costs are deferred in accordance with the estimated duration of the repair. In accordance with US GAAP significant maintenance and repair expenses are generally charged to expenses as incurred.

e)   Metals inventory

Under Peruvian GAAP, all production costs incurred are included in inventory costs. In accordance with US GAAP the measurement point for copper begins only after initial processing of ore.

(f)   Income tax

Under Peruvian GAAP, income tax is recognized on the basis of amounts due in accordance with Peruvian tax regulation. US GAAP requires that deferred tax liabilities and assets be recorded for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and tax bases of assets and liabilities using current tax rates in effect for the year in which the differences are expected to reverse.

(g)   Summary of income statement and stockholders' equity differences

Following is a reconciliation of net income and stockholders' equity that would have been required if the Company had applied US GAAP instead of Peruvian GAAP.

                                           S/.             US$

Pretax income per Peruvian GAAP              7,490,084      3,467,631
Mineral exploration costs incurred
during the year                             (4,760,654)    (2,204,006)
Reversal of deferred maintenance and
repair costs                                (1,104,689)      (511,430)
Net change in ore stockpile inventory         (142,467)       (65,957)
                                           -----------     ----------
Pretax income per US GAAP                    1,482,274        686,238
Deferred tax expense                        (3,194,640)    (1,479,000)
                                           -----------     ----------
Net loss per US GAAP                        (1,712,366)      (792,762)
                                           ===========     ==========

Stockholders' equity per Peruvian
  GAAP                                     118,714,153     54,960,256
Net book value of mineral exploration
  costs incurred prior to 1993              (6,571,057)    (3,042,156)
Provision for obsolete and slow moving
materials and supplies                      (7,254,287)    (3,358,466)
Reversal of deferred maintenance and
repair costs                                  (668,723)      (309,594)
Beginning balance of ore
stockpile inventory                         (5,679,580)    (2,629,435)
Deferred income tax - initial set-up         9,430,560      4,366,000
Adjustments to net income                   (9,202,450)    (4,260,393)
                                           -----------     ----------
Stockholders' equity per US GAAP            98,768,616     45,726,212
                                           ===========     ==========

(h)   Income tax calculation

Under Peruvian GAAP, income tax is recognized on the basis of amounts due in accordance with Peruvian tax regulation. For US GAAP purposes, the Company has adopted the provisiones of FAS 109 "Accounting for Income Taxes".

FAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and tax bases of assets and liabilities, using current tax rates in effect for the year in which the differences are expected to reverse.

Deferred income tax has been calculated as follows:

                                           S/.             US$

Pretax financial income per
Peruvian GAAP                               7,490,084       3,467,631
Temporary differences:
Exploration costs incurred                 (4,760,654)     (2,204,006)
Deferred maintenance and repair costs      (1,104,689)       (511,430)
Net change in ore stockpile inventory        (142,467)     (   65,957)
                                           ----------      ----------
Pretax financial income per US GAAP         1,482,274         686,238
Permanent differences                       7,693,315       3,561,720
                                           ----------      ----------
Taxable income                              9,175,589       4,247,958
                                           ==========      ==========
Deferred tax expense                        3,194,640       1,479,000
                                           ==========      ==========

Deferred tax asset at December 31, 1992 amounts S/.6,235,920 (equivalent to US$2,887,000).

i) Disclosure on fair value of financial instruments

As of December 31, 1993 the fair value of financial instruments are as follows:
                   Carrying       Fair           Carrying       Fair
                   amount         value          amount         value
                   ---------      ------         ---------    ---------
                    S/.            S/.            US$            US$

Cash and bank
accounts             6,238,439      6,238,439     2,888,166     2,888,166
U.S. dollar bank
certificates        78,438,240     78,438,240    36,314,000    36,314,000
Time deposits       19,803,738     19,803,738     9,168,397     9,168,397

Current portion of
long-term debt     (28,829,634)   (21,731,779)  (13,347,053)  (10,061,009)
Long-term debt    (192,197,565)  (145,146,740)  (88,980,354)  (67,073,391)

Fair value of cash and bank accounts, U.S. dollar certificates and time deposits has been determined by using their net realizable value. Fair value of current portion of long-term debt and long-term debt has been determined by using the quotation in the international market.

(j) Disclosure on environmental issues

Based on an environmental review by a third party the only immediate environmental issue relates to small clean-up of fuel and chemical storage facilities. It is estimated that the cost for this clean-up will be in the range of US$150,000 to US$250,000. This amount does not address any reclamation issues which Management considers not significant.

                   EMPRESA MINERA ESPECIAL TINTAYA S.A.
     Statement of Income for the Nine Months Ended September 30, 1993
                                (Unaudited)
                              (In Thousands)



                                          S/.            US $
                                          ---            ----
Net Sales                               119,733        $55,432
Cost of sales                           (71,346)       (33,031)
                                        -------         ------
GROSS MARGIN                             48,387         22,401

Selling expenses                        (10,936)        (5,063)
Administrative expenses                 (11,810)        (5,468)
Amortization of intangibles             (19,211)        (8,894)
                                        -------        -------

OPERATING INCOME                          6,430          2,976

Other income (expense):
Financial expense, net                   (3,749)        (1,736)
Miscellaneous, net                       (1,117)          (517)
Provision for decline
  in market value of property,
  plant and equipment                    (3,727)        (1,725)
Result of exposure to inflation           5,168          2,393
                                        -------         ------
Income before income taxes                3,005          1,391
                                        -------         ------

Income tax provision                         --             --
                                        -------         ------

  Net Income                              3,005        $ 1,391
                                        =======         ======



                         (See accompanying notes)

                   EMPRESA MINERA ESPECIAL TINTAYA, S.A.
                          Statement of Cash Flows
                 For nine months ended September 30, 1993
                                (Unaudited)
                              (In thousands)
                                               S/.       US $
                                               ---       ----
Net income                                     3,005   $ 1,391

Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation, depletion and
      amortization                            42,755    19,794
    Other                                      9,209     4,263

Change in certain assets and liabilities:
(Increase)/decrease in:
  Accounts receivable                          7,089     3,282
  Inventories                                 (1,494)     (692)
  Prepaid expenses                               350       163
(Increase)/decrease in:
  Accounts payable and
    accrued expenses                          (3,021)   (1,399)
  Accrued pension and other
    liabilities                                  571       265
                                             -------    ------
Total adjustments                             55,459    25,676
                                             -------    ------

Net cash provided by
  operating activities                        58,464    27,067
                                             -------    ------

Cashflows from investing activities:
  Proceeds from sale of assets                   115        53
  Capital expenditures                        (5,167)   (2,392)
                                             -------    ------
    Net cash used by
      investing activities                    (5,052)   (2,339)
                                             -------    ------
Cashflows from financing activities
  Payment of long-term debt                   (7,451)   (3,450)
    Net cash used by financing
      activities                              (7,451)   (3,450)
                                             -------    ------

Net increase in cash                          45,961    21,278
Cash at the beginning of the period           53,024    24,548
                                             -------    ------
Cash at the end of the period                 98,985   $45,826
                                             =======    ======

                   EMPRESA MINERA ESPECIAL TINTAYA S.A.
                  Balance Sheet as of September 30, 1994
                                (Unaudited)
                              (In Thousands)
                                          S/.            US $
                                          ---            ----
ASSETS

CURRENT ASSETS
  Cash                                  173,400        $ 77,411
  Accounts receivable                    34,458          15,382
  Inventories:
    Metals                               20,792           9,282
    Materials and supplies               17,312           7,729
  Prepaid expenses                        3,222           1,438
                                        -------         -------
Total current assets                    249,184         111,242
                                        -------         -------
PROPERTY, PLANT AND
  MINE DEVELOPMENT, net                 180,886          80,753

OTHER ASSETS                                237             106
                                        -------         -------
TOTAL ASSETS                            430,307        $192,101
                                        =======         =======
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable                        6,248        $  2,789
  Accrued liabilities                    18,383           8,207
  Taxes payable                           5,460           2,437
  Current portion of long-term debt          --              --
                                        -------         -------
Total current liabilities                30,091          13,433
                                        -------         -------
ACCRUED PENSION, RETIREMENT
  AND OTHER LIABILITIES                     206              92
LONG-TERM DEBT, net of current
  portion                               132,491          59,148

STOCKHOLDER'S EQUITY:
  Capital                               250,979         112,044
  Capital surplus                           216              96
  Retained Earnings                      16,324           7,288
                                        -------         -------
Total stockholder's equity              267,519         119,428
                                        -------         -------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                  430,307        $192,101
                                        =======         =======

                         (See accompanying notes)

                    EMPRESA MINERA ESPECIAL TINTAYA S.A.
     Statement of Income for the Nine Months Ended September 30, 1994
                                (Unaudited)
                              (In Thousands)



                                          S/.            US $
                                          ---            ----
Net Sales                               155,228        $69,298
Cost of sales                           (76,067)       (33,958)
                                        -------         ------
GROSS MARGIN                             79,161         35,340

Selling expenses                        (10,200)        (4,554)
Administrative expenses                 (11,516)        (5,141)
Amortization of intangibles             (18,044)        (8,055)
                                        -------         ------
OPERATING INCOME                         39,401         17,590

Other income (expense):
Financial expense, net                    1,068            477
Miscellaneous, net                        3,387          1,511
Reversal of provision for decline
  in market value of property,
  plant and equipment                     3,724          1,663
Result of exposure to inflation           2,580          1,152
                                        -------         ------
Income before income taxes and
  workers' participation                 50,160         22,393
                                        -------         ------

Workers' participation                   (2,563)        (1,144)
Income tax provision                     (7,221)        (3,224)
                                        -------         ------

  Net Income                             40,376        $18,025
                                        =======         ======






                         (See accompanying notes)

                     EMPRESA MINERA ESPECIAL TINTAYA, S.A.
                  Statement of Changes in Stockholders' Equity
                  For the nine months ended September 30, 1994
                                  (Unaudited)
                                 (In thousands)


                                             Capital   Retained
                                   Capital   Surplus   Earnings     Total
                                   -------   -------   --------     -----

In thousand of Soles
- --------------------
Balance at December 31, 1993      431,353     2,220    (314,859)  118,714
Inflation gain on net non-
  monetary assets                  47,439       216     (36,103)   11,552
Appropriation of accumulated
  results through December 31,
  1991                           (324,690)   (2,220)    326,910        --
Forgiveness of external debt       96,877        --          --    96,877
Current period earnings                --        --      40,376    40,376
                                 --------    ------    --------   -------
  Total                           250,979       216      16,324   267,519
                                 ========    ======    ========   =======


In thousand of U.S. Dollars
- ---------------------------
Balance at December 31, 1993     $199,700    $1,028   $(145,768) $ 54,960
Translation adjustment             (7,132)      (37)      5,206    (1,963)
Inflation gain on net non-
  monetary assets                  21,178        96     (16,117)    5,157
Appropriation of accumulated
  results through December 31,
  1991                           (144,951)     (991)    145,942        --
Forgiveness of external debt       43,249        --          --    43,249
Current period earnings                --        --      18,025    18,025
                                  -------     -----    --------   -------
  Total                          $112,044    $   96   $   7,288  $119,428
                                  =======     =====    ========   =======


                     EMPRESA MINERA ESPECIAL TINTAYA, S.A.
                            Statement of Cash Flows
                    For nine months ended September 30, 1994
                                  (Unaudited)
                                 (In thousands)
                                                        S/.        US $
                                                        ---        ----
Net income                                              40,376   $18,025

Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation, depletion and
      amortization                                     37,820     16,884
    Other                                                 782        348

Change in certain assets and liabilities:
(Increase)/decrease in:
  Accounts receivable                                 (16,171)    (7,219)
  Inventories                                           9,844      4,395
  Prepaid expenses                                      1,839        821
(Increase)/decrease in:
  Accounts payable and
    accrued expenses                                      490        219
  Taxes payable                                           732        327
  Accrued pension and other
    liabilities                                          (749)      (334)
                                                      -------     ------
Total adjustments                                      34,587     15,441
                                                      -------     ------

Net cash provided by
  operating activities                                 74,963     33,466
                                                      -------     ------

Cashflows from investing activities:
  Proceeds from sale of assets                             --         --
  Capital expenditures                                 (4,801)    (2,144)
  Other                                                   (21)        (9)
                                                      -------     ------
    Net cash used by
      investing activities                             (4,822)    (2,153)
                                                      -------     ------

Cashflows from financing activities
  Payment of long term debt                                --         --
    Net cash used by financing activities                  --         --
                                                      -------     ------

Net increase in cash                                   70,141     31,313
Cash at the beginning of the period                   103,259     46,098
                                                      -------     ------
Cash at the end of the period                         173,400    $77,411
                                                      =======     ======
Supplemental schedule of non-cash
  investing and financing transactions:
    Forgiveness of external debt                       96,877    $43,249
                                                      =======     ======

                   EMPRESA MINERA ESPECIAL TINTAYA, S.A.
                  NOTES TO UNAUDITED FINANCIAL STATEMENTS






Note 1.   Basis of Presentation


     The financial statements include the accounts of Empresa Minera Especial Tintaya, S.A. (Tintaya). In the opinion of management, the accompanying unaudited financial statements contain only normal recurring adjustments necessary to present fairly Tintaya's financial position, results of operations and cash flows for the periods presented in accordance with Peruvian generally accepted accounting principles.

     These statements should be read in conjunction with the financial statements and the related disclosures contained in Tintaya's audited financial statements for the year ended
     December 31, 1993 included in this Form 8-K/A-1.

     The results of operations for the nine months ended
     September 30, 1994 are not necessarily indicative of the results to be expected for the full year.

Note 2.   End of Period Exchange Rate

     The financial statement expressed in new Peruvian soles has been translated into U.S. dollars for the convenience of the reader at the period end exchange rate of S/.2.24 per U.S.
     $1.00.

        Presentation of Significant Differences Between Peruvian and
       United States Generally Accepted Accounting Principles, as and
                   for the year ended December 31, 1993.

                   EMPRESA MINERA ESPECIAL TINTAYA S.A.
                              Balance Sheet
                           Conversion to US GAAP
                          As of December 31, 1993
                                (Unaudited)
                              (In thousands)
                              PERUVIAN   US GAAP       US GAAP
                                 FIN       Adj           FIN
                              --------   -------       --------

CURRENT ASSETS
  Cash                        $ 47,805  $     --       $ 47,805
  Accounts receivable            8,467        --          8,467
  Inventories:
    Metals                      14,064    (2,696)d       11,368
    Materials and supplies       8,134    (3,358)b        4,776
  Prepaid expenses               2,343      (821)c        1,522
                               -------   -------        -------
Total current assets            80,813    (6,875)        73,938
                               -------   -------        -------
PROPERTY, PLANT AND
  MINE DEVELOPMENT, net         90,182    (5,246)a       84,936

OTHER ASSETS                       100        --            100
                               -------   -------        -------
TOTAL ASSETS                  $171,095  $(12,121)      $158,974
                               =======   =======        =======
CURRENT LIABILITIES
  Accounts payable            $  3,727  $     --       $  3,727
  Accrued liabilities            7,450        --          7,450
  Taxes payable                  2,189        --          2,189
  Current portion of
    long-term debt              13,347        --         13,347
                               -------   -------        -------
Total current liabilities       26,713        --         26,713
                               -------   -------        -------
ACCRUED PENSION,RETIREMENT
  AND OTHER LIABILITIES            442        --            442
LONG-TERM DEBT, net of
  current portion               88,980        --         88,980
DEFERRED INCOME TAXES               --    (2,887)e       (2,887)

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Capital                      199,700        --        199,700
  Capital surplus                1,028        --          1,028
  Accumulated deficit,
    retained earnings         (145,768)   (9,234)f     (155,002)
                               -------   -------        -------
Total stockholder's equity      54,960    (9,234)        45,726
                               -------   -------        -------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY        $171,095  $(12,121)      $158,974
                               =======   =======        =======

                         (See accompanying notes)

                   EMPRESA MINERA ESPECIAL TINTAYA S.A.
                            Statement of Income
                           Conversion to US GAAP
                   For the Year Ended December 31, 1993
                                (Unaudited)
                              (In thousands)




                              PERUVIAN   US GAAP       US GAAP
                                FIN        Adj           FIN
                              --------   -------       -------

Net sales                     $70,094   $    --        $70,094
Cost of sales:
  Cost of products            (42,942)   13,648 c,d,g  (29,294)
  Depreciation, depletion
    and amortization           (9,369)  (14,226)g      (23,595)
  Selling, general and
    administrative            (12,851)       --        (12,851)
  Exploration, research
    and development                --    (2,204)a       (2,204)
                               ------    ------         ------
    Income from operations      4,932    (2,782)         2,150

Other income (expense)
  Interest expense, net        (2,021)       --         (2,021)
  Adjustment for inflation      2,393        --          2,393
  Provision for decline in
    market value of property,
    plant and equipment        (1,725)       --         (1,725)
  Other                          (111)       --           (111)
                               ------    ------         ------

    Income before income
      taxes                     3,468    (2,782)           686

Income tax provision               --    (1,479)e       (1,479)
                               ------    ------         ------

    Net Income (Loss)         $ 3,468   $(4,261)       $  (793)
                               ======    ======         ======




                         (See accompanying notes)

        Presentation of Significant Differences Between Peruvian and
       United States Generally Accepted Accounting Principles, as and
               for the nine months ended September 30, 1994

                   EMPRESA MINERA ESPECIAL TINTAYA S.A.
                               Balance Sheet
                           Conversion to US GAAP
                         As of September 30, 1994
                                (Unaudited)
                              (In thousands)
                              PERUVIAN   US GAAP       US GAAP
                                 FIN       Adj           FIN
                              --------   -------       --------
CURRENT ASSETS
  Cash                        $ 77,411  $     --       $ 77,411
  Accounts receivable           15,382        --         15,382
  Inventories:
    Metals                       9,282    (5,408)d        3,874
    Materials and supplies       7,729    (3,238)b        4,491
  Prepaid expenses               1,438      (894)c          544
                               -------   -------        -------
Total current assets           111,242    (9,540)       101,702
                               -------   -------        -------
PROPERTY, PLANT AND
  MINE DEVELOPMENT, net         80,753    (5,741)a       75,012
OTHER ASSETS                       106        --            106
                               -------   -------        -------
TOTAL ASSETS                  $192,101  $(15,281)      $176,820
                               =======   =======        =======
CURRENT LIABILITIES
  Accounts payable            $  2,789  $     --       $  2,789
  Accrued liabilities            8,207        --          8,207
  Taxes payable                  2,437     1,879 e        4,316
  Current portion of
    long-term debt                  --        --             --
                               -------   -------        -------
Total current liabilities       13,433     1,879         15,312
                               -------   -------        -------
ACCRUED PENSION,RETIREMENT
  AND OTHER LIABILITIES             92        --             92
LONG-TERM DEBT, net of
  current portion               59,148        --         59,148
DEFERRED INCOME TAXES               --    11,571 e       11,571

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Capital                      112,044        --        112,044
  Capital surplus                   96        --             96
  Accumulated deficit,
    retained earnings            7,288   (28,731)f      (21,443)
                               -------   -------        -------
Total stockholder's equity     119,428   (28,731)        90,697
                               -------   -------        -------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY        $192,101  $(15,281)      $176,820
                               =======   =======        =======

                         (See accompanying notes)

                   EMPRESA MINERA ESPECIAL TINTAYA S.A.
                            Statement of Income
                          Conversion to U.S. GAAP
               For the nine months ended September 30, 1994
                                (Unaudited)
                              (In thousands)




                              PERUVIAN   US GAAP       US GAAP
                                FIN        Adj           FIN
                              --------   -------       -------
Net sales                     $69,298   $    --        $69,298
Cost of sales:
  Cost of products            (33,958)    4,774c,d,g,h (29,184)
  Depreciation, depletion
    and amortization           (8,055)   (8,829)g      (16,884)
  Selling, general and
    administrative             (9,695)       --         (9,695)
  Exploration, research
    and development                --      (682)a         (682)
                               ------    ------         ------
    Income from operations     17,590    (4,737)        12,853

Other income (expense
  Interest expense, net           477        --            477
  Adjustment for inflation      1,152        --          1,152
  Reversal of provision
    for decline in market
    value of property,
    plant and equipment         1,663        --          1,663
  Other                         1,511        --          1,511
                               ------    ------         ------

    Income before income
      taxes, worker's
      participation and
      extraordinary item       22,393    (4,737)        17,656

Income tax provision           (3,224)   (1,097)e       (4,321)
Workers' participation         (1,144)    1,144 h           --
                               ------    ------         ------
  Income before
    extraordinary item         18,025    (4,690)        13,335

Extraordinary item:
  Debt forgiveness, net of
    tax of $15,137                 --    28,112 i       28,112
                               ------    ------         ------

    Net income                $18,025   $23,422        $41,447
                               ======    ======         ======



                         (See accompanying notes)

                   EMPRESA MINERA ESPECIAL TINTAYA S.A.
                            Statement of Income
                          Conversion to U.S. GAAP
               For the nine months ended September 30, 1993
                                (Unaudited)
                              (In thousands)



                                 PERUVIAN    US GAAP         US GAAP
                                   FIN         Adj             FIN
                                 --------    -------         -------
Net sales                        $55,432    $    --          $55,432
Cost of sales:
  Cost of products               (33,031)    10,236 c,d,g,h  (22,795)
  Depreciation, depletion
    and amortization              (8,894)   (10,900)g        (19,794)
  Selling, general and
    administrative               (10,531)        --          (10,531)
  Exploration, research
    and development                   --     (1,653)a         (1,653)
                                  ------     ------           ------
    Income from operations         2,976     (2,317)             659

Other income (expense):
  Interest expense, net           (1,736)        --           (1,736)
  Adjustment for inflation         2,393         --            2,393
  Provision for decline in
    market value of property,
    plant and equipment           (1,725)        --           (1,725)
  Other, net                        (517)        --             (517)
                                  ------     ------           ------

    Income before income
      taxes                        1,391     (2,317)            (926)
                                  ------     ------           ------

Income tax provision                  --     (1,109)e         (1,109)
                                  ------     ------           ------

    Net income                   $ 1,391    $(3,426)         $(2,035)
                                  ======     ======           ======




                            (See accompanying notes)

           Notes to Presentation of Significant Differences Between
                 Peruvian and United States Generally Accepted
                             Accounting Principles







a.   Elimination of non-capitalizable exploration costs.

b.   Provision for obsolete and slow moving materials and supplies.

c.   Elimination of non-capitalizable maintenance and repair costs.

d.   Adjustments for inventory recognition differences.

e.   Implementation of SFAS 109, "Accounting for Income Taxes".

f.   Adjustment to Tintaya equity for GAAP conversions.

g.   Reclassification of depreciation and depletion expenses.

h.   Reclassification of workers' participation.

i.   Impact of forgiveness of debt.

                   MAGMA COPPER COMPANY AND SUBSIDIARIES
                         PRO FORMA FINANCIAL STATEMENTS
                                  (Unaudited)





     The following unaudited Pro Forma Consolidated Balance Sheet gives effect to the acquisition of Empresa Mineral Especial Tintaya S.A. (Tintaya) as if the transaction had occurred on September 30,1994. The following unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 30, 1994 and year ended December 31, 1993, combined the historical results of operations of Magma Copper Company and Subsidiaries (the Company) and Tintaya and assumed that the acquisition had been effective as of the beginning of the period. The acquisition will be accounted for as a purchase. The pro forma adjustments are based upon the estimated fair value of the assets and liabilities of Tintaya as of September 30, 1994, and are based on preliminary estimates, evaluations and other data which are currently available and may change as a result of further analysis.

     The Pro Forma Statements of Income are not necessarily indicative of the actual results which would have occurred had the acquisition been consummated at the beginning of such period or of future consolidated operations of the Company. The pro forma financial information has been prepared by the Company and all calculations have been made by the Company based upon assumptions deemed appropriate by the Company. Certain of these assumptions are set forth under the Notes to the Unaudited Pro Forma Consolidated Financial Statements. These statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company included in the Company's latest annual report on Form 10-K, The Company's latest quarterly report on Form 10-Q and the historical financial statements and the notes thereto of Tintaya filed with this Form 8-K/A-1.

                            MAGMA COPPER COMPANY
                    PRO FORMA CONSOLIDATED BALANCE SHEET
                          As of September 30, 1994
                                 (Unaudited)
                               (In thousands)
                                                  Pro Forma
                            Company    Tintaya   Adjustments    Pro Forma
                           ----------  --------  -----------    ---------

CURRENT ASSETS:
  Cash and marketable
    securities             $  318,133  $ 77,411  $  (323,568)a  $  71,976
  Accounts receivable          65,450    15,382       (2,202)b     78,630
  Inventories:
    Metals                     75,419     3,874        2,325 c     81,618
    Materials & Supplies       25,640     4,491                    30,131
  Prepaid expenses             14,661       544           --       15,205
                            ---------  -------    ---------     ---------
    Total current assets      499,303  101,702     (323,445)      277,560
                            ---------  -------    ---------     ---------
PROPERTY, PLANT AND MINE
  DEVELOPMENT, net            910,032   75,012      211,353 d,g 1,196,397
OTHER ASSETS                   12,609      106           --        12,715
                            ---------  -------    ---------     ---------
    TOTAL ASSETS           $1,421,944 $176,820   $ (112,092)   $1,486,672
                            =========  =======    =========     =========
CURRENT LIABILITIES:
  Accounts payable         $   19,525 $  2,789   $       --    $   22,314
  Accrued expenses:
    Copper-bearing
      materials                22,765       --           --        22,765
    Payroll & employee
      benefits                 23,314    2,262           --        25,576
    Interest                   10,570    3,814       (3,814)e      10,570
    Taxes                      11,383    4,316           --        15,699
    Other                      54,116    2,131           --        56,247
    Current Portion of
      long-term debt            5,703       --           --         5,703
                            ---------  -------    ---------     ---------
    Total current
     liabilities              147,376   15,312       (3,814)      158,874
                            ---------  -------    ---------     ---------
ACCRUED PENSION, RETIREMENT
  & OTHER LIABILITIES          63,180       92        1,569 k      64,841
LONG-TERM DEBT, net of
  current portion             387,840   59,148      (59,148)e     387,840
DEFERRED INCOME TAXES          97,899   11,571       39,998 g     149,468

COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Capital                         500       --           --           500
  Capital surplus             624,267  112,140     (112,140)f     624,267
  Retained earnings           103,885  (21,443)      21,443 f     103,885
  Unearned stock grant
    compensation               (3,003)      --           --        (3,003)
                            ---------- -------    ---------     ---------
  Total stockholder's
    equity                    725,649   90,697      (90,697)      725,649
                            ---------  -------    ---------     ---------
TOTAL LIABILITIES &
  STOCKHOLDER'S EQUITY     $1,421,944 $176,820   $ (112,092)   $1,486,672
                            =========  =======    =========     =========
                            (See accompanying notes)

                              MAGMA COPPER COMPANY
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      For the year ended December 31, 1993
                                  (Unaudited)
                    (In thousands, except share information)
                                                   ProForma
                             Company     Tintaya  Adjustments  Pro Forma
                           ----------   --------  ----------- ---------
Sales                      $792,399     $70,094   $    --      $862,493
Cost of sales:
  Cost of Products         (639,391)    (29,294)   (2,325)c    (671,010)
  Depreciation, depletion
    and amortization        (65,350)    (23,595)   12,208 h,i   (76,737)
  Selling, general and
    administrative
    expenses                (22,080)    (12,851)       --       (34,931)
  Exploration, research
    and development          (9,352)     (2,204)       --       (11,556)
  Restructure expense        (2,030)         --        --        (2,030)
                            -------      ------    ------       -------
    Income from operations   54,196       2,150     9,883        66,229
Other income (expense)
  Interest expense          (35,026)     (2,021)       --       (37,047)
  Interest income             8,654          --    (8,184)1         470
  Adjustment for inflation       --       2,393        --         2,393
  Provision for decline in
    market value of property,
    plant and equipment          --      (1,725)       --        (1,725)
  Other                       3,687        (111)       --         3,576
                            -------      ------    ------       -------
    Income before income
      taxes                  31,511         686     1,699        33,896
Income tax provision         (8,710)     (1,479)      395 j      (9,794)
                            -------      ------   -------       -------
Income (loss) from
  continuing
  operations (2)           $ 22,801     $  (793)  $ 2,094      $ 24,102
                            =======      ======    ======       =======
Primary earnings from
  continuing operations
  per share (2)(3)         $    .42                            $    .45
                            =======                             =======
  Weighted average shares
    outstanding: 48,174,000

Earnings from continuing
  operations per share
  assuming full
  dilution (2)             $    .42(1)                         $    .45(1)
                            =======                             =======
    Weighted average shares
      outstanding: 52,189,000

(1) The Company's convertible preferred stock is not included in the fully diluted calculations as its effects are antidilutive.
(2) Refer to the historical consolidated financial statements and the notes thereto of the Company included in Magma's latest annual report on Form 10-K for impact of extraordinary items and cumulative effect of accounting change.
(3) Reflects preferred dividends deducted from income from continuing operations.
                             (See accompanying notes)

                                MAGMA COPPER COMPANY
                    PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     For nine months ended September 30, 1994
                                   (Unaudited)
                     (In thousands, except share information)
                                                   ProForma
                             Company     Tintaya  Adjustments   Pro Forma
                           ----------   -------- ------------  ---------
Sales                      $  622,140   $ 69,298    $    --     $ 691,438
Cost of sales:
  Cost of Products           (464,964)   (29,184)    (2,325)c    (496,473)
  Depreciation,
    depletion &
    amortization              (53,859)   (16,884)     8,274 h,i   (62,469)
  Selling, general
    and administrative
    expenses                  (16,353)    (9,695)        --       (26,048)
  Exploration, research
    and development            (9,533)      (682)        --       (10,215)
                              -------     ------     ------       -------
    Income from operations     77,431     12,853      5,949        96,233

Other income (expense)
  Interest expense            (18,778)       477         --       (18,301)
  Interest income               8,211         --     (3,908)1       4,303
  Adjustment for inflation         --      1,152         --         1,152
  Reversal of provision for
    decline in market value
    of property, plant and
    equipment                      --      1,663         --         1,663
  Other                           525      1,511         --         2,036
                             --------   --------     ------       -------
    Income before income
      taxes and extraordinary
      item                     67,389     17,656      2,041        87,086
Income tax provision          (16,847)    (4,321)    (2,876)j     (24,044)
                              -------   --------     ------       -------
Income from continuing
  operations                 $ 50,542   $ 13,335    $  (835)     $ 63,042
                              =======    =======     ======       =======

Primary earnings from
  continuing operations
  per share (1)              $    .85                            $   1.11
                              =======                             =======
  Weighted average shares
    outstanding: 49,095,000

Earnings from continuing
  operations per share
  assuming full dilution     $    .80                            $    .99
                              =======                             =======
    Weighted average shares
      outstanding: 63,444,000

(1) Reflects preferred dividends deducted from income from continuing operations.


                            (See accompanying notes)

                              MAGMA COPPER COMPANY
                          NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS



Note 1.   Reclassifications

     Certain reclassifications have been made to Tintaya's historical financial statements to conform to the Company's classifications.

Note 2.   Pro Forma Adjustments

     a. Adjusted to eliminate assets not purchased and to account for cash of $243,157 paid to seller and estimated transaction costs.

     b.   Eliminate accounts receivable not purchased.

     c.   Write-up of concentrate inventory to adjust to market.

     d.   Allocation of purchase of mining concessions.

     e.   Adjusted to eliminate liabilities not assumed in purchase.

     f.   To adjust Tintaya equity for pro forma adjustments.

     g. Adjustment to record deferred tax liability related to the net book basis over net tax basis in acquired assets.

     h. Adjustment to depreciation in accordance with Magma's historical method.

     i. To amortize the excess purchase price over the underlying value of net assets acquired allocated to property, plant and mine development.

     j.   To adjust income taxes for the pro forma adjustments.

     k.   Minority interest calculated at predecessor costs.

     l.   Adjust interest income for acquisition.

                                    EXHIBITS




10.1      Tax Stability Agreement
10.2      Judicial Stability Agreement With the Consortium
          Magma Copper Company - Global Magma Ltd.
10.3      Judicial Stability Agreement With the Empresa Minera
          Especial Tintaya S.A.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    MAGMA COPPER COMPANY



                                    By    \s\ Douglas J. Purdom
                                        ------------------------
                                         Douglas J. Purdom
                                         Vice President and
                                         Chief Financial Officer



Date:  February 6, 1995

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